As filed with the Securities and Exchange Commission on August 12, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	68-0383568 I.R.S. Employer Identification No.

1776 W. March Lane, Suite 250
Stockton, California 95207
(Address of principal executive offices
including zip code)

Pac-West Telecomm, Inc.
1999 Stock Incentive Plan
(Full title of the plan)

H. Ravi Brar
Chief Financial Officer

1776 W. March Lane, Suite 250
Stockton, California 95207
(209) 926-3300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications to:

Michael T. Wolf
Jenner & Block LLP
One IBM Plaza, 40th Floor
Chicago, Illinois 60611

Title of securities to	Amount to be	Proposed maximum	Proposed maximum	Amount of
be registered	registered (1)	offering price per share (2)	aggregate offering price (2)	registration fee (2)
Common Stock, par value $0.001	1,500,000	$0.79	$1,185,000	$150.14

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	For purposes of computing the registration fee only. The proposed maximum offering price was calculated with respect to 1,500,000 shares based upon the average of the high and low prices reported in the consolidated reporting system on August 11, 2004 (approximately $0.79), pursuant to Rule 457(c).

TABLE OF CONTENTS

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Opinion of Neumiller & Beardslee

EXPLANATORY NOTE

     Pac-West Telecomm, Inc. (the “Company”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register 1,500,000 additional shares of the Company’s common stock, par value $0.001 (“Common Stock”) authorized for issuance under the Pac-West Telecomm, Inc. 1999 Stock Incentive Plan (the “Plan”). The Company’s shareholders approved an amendment and restatement of the Plan providing for an increase in the number of shares of Common Stock reserved for issuance under the Plan from 5,751,750 shares to 7,251,750 shares on June 16, 2004 at the Company’s annual meeting of shareholders. The Company previously filed Registration Statements on Form S-8 covering Common Stock reserved for issuance under the Plan on December 17, 1999, Reg. No. 333-93053, December 22, 2000, Reg. No. 333-52588, and March 19, 2003, Reg. No. 333-103929 (the “Prior Registration Statements”), with the Securities and Exchange Commission (the “Commission”). In accordance with General Instruction E of the Registration Statement on Form S-8 relating to the registration of additional securities, the contents of the Prior Registration Statements, including any amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 30, 2004;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 12, 2004;

(3)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 10, 2004;

(4)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (1) above; and

(5)	The description of the Common Stock contained in the Registration Statement on Form 8-A, as amended, filed on November 1, 1999.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 8. Exhibits.

Exhibit No.	Description of Exhibits
5.1	Opinion of Neumiller & Beardslee, with respect to the legality of the securities being registered.
23.1	Consent of Neumiller & Beardslee (included in Exhibit 5.1).
23.1	Consent of KPMG LLP
24.1	Powers of Attorney (included on signature page).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, and in the capacity indicated, in the City of Stockton, State of California, on the 12th day of August, 2004.

PAC-WEST TELECOMM, INC.

/s/ H. Ravi Brar

By:	H. Ravi Brar
Its:	Chief Financial Officer
(principal financial officer)

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry R. Carabelli and H. Ravi Brar, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any of all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed on August 12, 2004, by the following persons in the capacities indicated:

Signature	Capacity
/s/ Henry R. Carabelli Henry R. Carabelli	Chief Executive Officer, President and Director (principal executive officer)
/s/ H. Ravi Brar H. Ravi Brar	Chief Financial Officer (principal financial officer)
/s/ Peggy McGaw Peggy McGaw	Vice President Finance (principal accounting officer)
/s/ Wallace W. Griffin Wallace W. Griffin	Chairman

Signature	Capacity
/s/ A. Gary Ames A. Gary Ames	Director
David G. Chandler	Director
/s/ Jerry L. Johnson Jerry L. Johnson	Director
John K. LaRue	Director
/s/ Thomas A. Munro Thomas A. Munro	Director
/s/ Samuel A. Plum Samuel A. Plum	Director
/s/ Melinda Guzman-Moore Melinda Guzman-Moore	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
5.1	Opinion of Neumiller & Beardslee, with respect to the legality of the securities being registered.
23.1	Consent of Neumiller & Beardslee (included in Exhibit 5.1).
23.1	Consent of KPMG LLP
24.1	Powers of Attorney (included on signature page).